As filed with the Securities and Exchange Commission on December 8, 2003
Registration No. 333-110455

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5 TO

FORM F-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

CTRIP.COM INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

3F, Building 63-64

No. 421 Hong Cao Road
Shanghai 200233, People’s Republic of China
(8621) 3406-4880
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue
New York, New York 10011
(212) 664-1666
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Zhang, Esq. John A. Otoshi, Esq. Latham & Watkins LLP 20th Floor, Standard Chartered Bank Building 4 Des Voeux Road Central, Hong Kong S.A.R., China (852) 2522-7886	Chris K. H. Lin, Esq. Simpson Thacher & Bartlett LLP 7th Floor, Asia Pacific Finance Tower 3 Garden Road Central, Hong Kong S.A.R., China (852) 2514-7600

          Approximate date of commencement of proposed sale to the public:

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)(2)	Ordinary Share(1)	Price(1)	Registration Fee

Ordinary Shares, par value US$0.01 per share(3)	9,400,000	$9.00	$84,600,000	$6,845(4)

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933.

(2)	Includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public.

(3)	American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6. Each American depositary share represents two ordinary shares.

(4)	Registrant paid the registration fee in full on November 12, 2003.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

SIGNATURES

          Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong S.A.R., China, on December 8, 2003.

CTRIP.COM INTERNATIONAL, LTD.

By:	/s/ NEIL NANPENG SHEN

Name: Neil Nanpeng Shen
Title: President and Chief Financial Officer

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James Jianzhang Liang	Chairman/Chief Executive Officer	December 8, 2003

/s/ NEIL NANPENG SHEN Neil Nanpeng Shen	President/Chief Financial Officer	December 8, 2003

* Xiaofan Wang	Controller	December 8, 2003

* JP Gan	Director	December 8, 2003

* Junichi Goto	Director	December 8, 2003

* Yufei Hu	Director	December 8, 2003

* Gabriel Li	Director	December 8, 2003

* Qi Ji	Director	December 8, 2003

* Robert Stein	Director	December 8, 2003

* Suyang Zhang	Director	December 8, 2003

* Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates	Authorized Representative in the United States	December 8, 2003
*By: /s/ NEIL NANPENG SHEN Neil Nanpeng Shen Attorney-in-fact

CTRIP.COM INTERNATIONAL, LTD.

EXHIBIT INDEX

Exhibits	Description of Document

1.1†	Form of U.S. Underwriting Agreement.
1.2†	Form of International Purchase Agreement.
3.1†	Memorandum and Articles of Association of the Registrant, as currently in effect.
3.2†	Form of Amended and Restated Memorandum and Articles of Association of the Registrant.
4.1†	Registrant’s specimen American Depositary Receipt.
4.2†	Registrant’s specimen certificate for Ordinary Shares.
4.3†	Deposit Agreement, dated as of , 2003, among the Registrant, The Bank of New York and holders of the American Depositary Receipts.
4.4†	Shareholders Agreement, dated as of September 4, 2003, among the Registrant and other parties therein.
5.2*	Form of Opinion of Maples and Calder Asia regarding the issue of the ordinary shares being registered.
8.1†	Form of Opinion of Latham & Watkins LLP regarding certain U.S. tax matters.
10.1†	Form of Ctrip.com International, Ltd. Stock Option Plan.
10.2†	Form of Indemnification Agreement with the Registrant’s directors and executive officers.
10.3†	Translation of Form of Labor Contract for Employees of the Registrant’s subsidiaries in China.
10.4†	Employment Agreement, effective as of September 1, 2003 between the Registrant and James Jianzhang Liang.
10.5†	Employment Agreement, effective as of September 1, 2003 between the Registrant and Neil Nanpeng Shen.
10.6†	Employment Agreement, effective as of September 1, 2003 between the Registrant and Min Fan.
10.7†	Translation of Form of Consulting and Services Agreement between Ctrip Computer Technology (Shanghai) Co., Ltd. and an Affiliated Chinese Entity of the Registrant, as currently in effect.
10.8†	Translation of Form of Loan Agreement between Ctrip.com (Hong Kong) Limited and a Shareholder of an Affiliated Chinese Entity of the Registrant, as currently in effect.
10.9†	Translation of Form of Exclusive Option Agreement among Ctrip.com (Hong Kong) Limited, an Affiliated Chinese Entity of the Registrant and the Shareholder of the Entity, as currently in effect.
10.10†	Translation of Form of Share Pledge Agreement among Ctrip Computer Technology (Shanghai) Co., Ltd. and a Shareholder of an Affiliated Chinese Entity of the Registrant, as currently in effect.
10.11†	Translation of Form of Trademark License Agreement between Ctrip Computer Technology (Shanghai) Co., Ltd. and an Affiliated Chinese Entity of the Registrant, as currently in effect.
10.12†	Translation of Form of Software License Agreement between Ctrip Computer Technology (Shanghai) Co., Ltd. and an Affiliated Chinese Entity of the Registrant, as currently in effect.
10.13†	Translation of Form of Operating Agreement between Ctrip Computer Technology (Shanghai) Co., Ltd. and an Affiliated Chinese Entity of the Registrant, as currently in effect.
10.14†	Translation of Lease Agreement dated May 1, 2003 between Ctrip Travel Information Technology (Shanghai) Co., Ltd. and Yu Zhong (Shanghai) Consulting Co., Ltd.
10.15†	Translation of Form of Power of Attorney by a shareholder of an Affiliated Chinese Entity of the Registrant, as currently in effect.

Exhibits	Description of Document

10.16†	Confidentiality and Non-Competition Agreement, effective as of September 10, 2003, between the Registrant and Qi Ji.
10.17†	Consulting Services Agreement, dated November 2000, between Shanghai Ctrip Commerce Co., Ltd. and Ctrip Computer Technology (Shanghai) Co., Ltd. (terminated).
10.18†	Consulting Services Agreement, effective as of July 15, 2002, between Ctrip Computer Technology (Shanghai) Co., Ltd. and Beijing Chenhao Xinye Air-Ticketing Service Co., Ltd. (terminated).
10.19†	Travel Information Services Agreement, effective as of May 1, 2002, between Ctrip Computer Technology (Shanghai) Co., Ltd. and Shanghai Huacheng Southwest Travel Agency Co., Ltd. (terminated).
21.1†	Subsidiaries of the Registrant.
23.1†	Consent of PricewaterhouseCoopers, Independent Auditors.
23.2†	Consent of Maples and Calder Asia (see Exhibit 5.2).
23.3†	Consent of Latham & Watkins LLP.
23.4†	Consent of Commerce & Finance Law Offices (see Exhibits 99.1 through 99.7).
24.1†	Powers of Attorney.
99.1†	Form of Opinion of Commerce & Finance Law Offices regarding the Share Pledge Agreement.
99.2†	Form of Opinion of Commerce & Finance Law Offices regarding the contractual arrangements between the Registrant and Shanghai Ctrip Commerce Co., Ltd.
99.3†	Form of Opinion of Commerce & Finance Law Offices regarding the contractual arrangements between the Registrant and Shanghai Huacheng Southwest Travel Agency Co., Ltd.
99.4†	Form of Opinion of Commerce & Finance Law Offices regarding the contractual arrangements between the Registrant and Beijing Chenhao Xinye Air-Ticketing Service Co., Ltd.
99.5†	Form of Opinion of Commerce & Finance Law Offices regarding the contractual arrangements between the Registrant and Guangzhou Guangcheng Commercial Service Co., Ltd.
99.6†	Form of Opinion of Commerce & Finance Law Offices regarding the contractual arrangements between the Registrant and Shanghai Cuiming International Travel Agency Co., Ltd.
99.7†	Form of Opinion of Commerce & Finance Law Offices regarding certain Chinese law matters.
99.8†	Form of Opinion of Boughton Peterson Yang Anderson regarding certain Hong Kong law matters.

*	Filed herewith.

†	Previously filed.